For Immediate Release

                                   Contacts:
                                   InteliData
                                   Rob Borella, 703-259-3017
                                   rborella@intelidata.com

                                   Home Financial Network
                                   Tom Dittrich, 203-341-7403
                                   tdittrich@homeatm.com

                 INTELIDATA AND HOME FINANCIAL NETWORK ANNOUNCE
                 PLAN TO FORM A NEW INTERNET TECHNOLOGY COMPANY

New company, to be named Spherys, would provide the most complete, single-source solution for financial institutions seeking to build successful Internet banks

     RESTON, VA and WESTPORT, CT- April 19, 1999. InteliData Technologies Corp. (Nasdaq: INTD) and Home Financial Network, Inc., (HFN) announced today the signing of a letter of intent to merge. The result of the proposed merger would be the formation of a new company, Spherys, whose primary mission would be to provide financial institutions with fully transactional financial portals on the Web.

     "Our ambition in forming Spherys will be to serve the needs of any financial institution that wants to create and perpetuate profitable electronic relationships with their customers on the Web," stated HFN's Chairman and CEO Daniel M. Schley. "We plan to accomplish this mission by integrating HFN's Total Web Banking products, InteliData's Interpose(TM) family of products, and the full range of processing alternatives provided by our multitude of processing partners. In doing so, we would be in the unique position of being able to deliver financial institutions precisely what they want--fully functional financial portals that deliver a compelling, engaging consumer experience on the Web. This is coupled with a full range of in-house and outsource processing options and the expertise to pull it all together."

True End-to-End Internet Banking

     Commenting on the Spherys strategy, InteliData President and CEO Alfred S. Dominick said, "By integrating HFN's Total Web Banking products with InteliData's Interpose family of in-house processing and payment products, we would be able to assemble an unmatched product offering that would represent the single most comprehensive Internet banking solution available today for connecting consumers to legacy systems. Among the many services we would provide would be advanced Web site design services, a full range of transaction functions including Web banking, bill payment and presentment, real-time enrollment and application functions, portal-level content, one-to-one marketing, real time legacy integration, and bill payment warehousing with least-cost routing."

     "Rather than shoe-horn financial institutions into a single strategy or solution architecture, as is the common practice among Internet banking technology providers today, our strategy is to provide our financial institution partners with a full array of tools, technology and support services to ensure total flexibility and freedom of choice," stated HFN's President and COO, Eric Jacobsen. "We plan to achieve this through the continued expansion of our product platform, through high-level strategic partnerships with leading processors and technology providers such as IBM, Integrion and CheckFree, and through the selective acquisition of complementary products and services to meet the needs of financial institutions that expect no less from a full-service technology partner."

Unique Competitive Position

     "Spherys would be in the unique position to deliver what banks are looking for--a superior customer experience, a full financial portal, complete relationship marketing and the best back-end processing and full control of the payment system," remarked InteliData's Chairman William F. Gorog. "Our long-standing relationship with HFN has afforded us the ability to offer a superior end-to-end solution. With the merger of our two companies, our respective services can be provided by one integrated company and service organization."

     Commenting on the proposed merger, Richard Speer of banking industry consultants Speer & Associates added, "As the industry emerges from the all-encompassing Y2K activity, creating Internet technology infrastructures and services will be a major focus at financial institutions in the U.S. and globally. The creation of Spherys would be a strong beginning to serve the entire value chain for online financial services and would position the company to capture a significant share of the market."

Proposed Timeline and Operating Structure

     Spherys would have over 125 employees in four principal locations, Reston, VA, Westport, CT, Orem, UT, and Toledo, OH. The proposed company's combined customer base would include 22 of the nation's 100 largest financial institutions with approximately $1.0 trillion in total assets. A partial list of the customers includes BancOne, BB&T, Compass Bank, Colonial, Comerica, First Tennessee, Fleet Bank, Key Bank, Marquette, Mid-Atlantic CFCU, Old Kent, Summit, US Trust, Webster Bank, and others. In addition, the companies maintain high-level strategic and technology alliances with many of the leading bank processors, bill payment and bill presentment providers including CheckFree, EDS, FDC, IBM, Integrion, Microsoft, Pulitzer & Haney and TransPoint.

     The merger is subject to the execution of a definitive agreement, InteliData and HFN stockholder approval and other customary conditions. The combination of the companies was negotiated as a "merger of equals" assigning equal value to each company in the merger. As HFN's founding investor, InteliData presently owns 25 percent of the company. Consequently, InteliData's current shareholders would receive approximately 63 percent of the shares of the new company. InteliData's shareholders would be asked to approve the transaction at its 1999 annual meeting, which will be rescheduled for the summer with the timing subject to obtaining any required regulatory approval.

     Under the terms of the letter of intent, the management structure of the new Company would consist of Daniel M. Schley, Chairman and CEO; Alfred S. Dominick, President; William F. Gorog, Chairman of the Executive Committee of the Board of Directors; Andrew Bangser, CFO; and Eric T. Jacobsen, Vice Chairman.

About Home Financial Network [www.homeatm.com]

     HFN is an Internet banking technology company specializing in the design and development of successful Internet banks. Through the Company's Total Web Banking products, which include advanced Web site design, transactional banking, bill payment and presentment functions, portal-level content and complete relationship marketing, HFN provides financial institutions with the essential tools, technology and customization services to build profitable, sustainable relationships with their customers over the Web. HFN's Stage III Architecture and Advanced Interface Optimization technology provides a full, three-tier development platform that offers plug-and-play compatibility with the financial institution's preferred outsource processor or in-house middleware platform and delivers unprecedented flexibility and control.

About InteliData [www.intelidata.com]

     InteliData, with headquarters in Reston, Va., is a leading supplier of Internet banking and bill payment technology to many top 100 U.S. financial institutions and financial service providers. The Company's products provide financial institutions with highly scalable and reliable Internet transaction and payment processing solutions that give them total control of customer information and payment processing. These services allow consumers to securely and reliably check account balances in "real-time", view account transaction history, transfer funds between accounts, and do online bill payment to any of the consumers' billers. The Company's products include the Interpose(TM) Transaction Engine, Interpose(TM) OFX Gateway, and the Interpose(TM) Payment Warehouse.

     "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to the impact of competitive products, pricing pressure, product demand and market acceptance risks, bank year 2000 compliance issues, reliance on resellers, pace of consumer acceptance of home banking, bank mergers and acquisitions, risk of integration of the Company's technology by large software companies, the ability of financial institution customers to implement applications in the anticipated time frames or with the anticipated features, functionality or benefits, reliance on key strategic alliances and newly emerging technologies, the on-going viability of the mainframe marketplace and demand for traditional mainframe products, the ability to attract and retain key employees, the availability of cash for growth, product obsolescence, ability to reduce product costs, fluctuations in operating results, ability to continue funding operating losses, delays in development of highly complex products and other risks detailed from time to time in InteliData filings with the Securities and Exchange Commission. These risks could cause the Company's actual results for 1999 and beyond to differ materially from those expressed in any forward looking statements made by, or on behalf of, InteliData.